Exhibit 99.1

SpongeTech® Delivery Systems, Inc. Addresses
Temporary Suspension in Trading

NEW YORK, NY - SpongeTech® Delivery Systems, Inc. (the “Company”) “The Smarter Sponge™”, (OTCBB: SPNGE), today announced that its shares of common stock were temporarily suspended from trading on the OTC Bulletin Board by the U.S. Securities and Exchange Commission (SEC) on Monday October 5, 2009 and expects the suspension to terminate at 11:59 p.m. EDT on Oct. 16, 2009. The Company and its auditors are in the process of finalizing the re-audit of its 2008 financial statements and the audit of its 2009 financial statements and anticipates on filing them with the SEC by October 16, 2009.

The SEC announced that trading was temporarily suspended because of questions that have been raised about the accuracy and adequacy of publicly disseminated information concerning among other things, the amount of sales and customer orders received by the Company, investment agreements entered into by the Company and the Company’s revenues as reported in its financial statements. In addition, the SEC’s announcement noted that the Company has not filed any periodic reports since its Quarterly Report on Form 10-Q for the period ended February 28, 2009.

As reported in the Company's recent press release dated October 2, 2009, the delay in filing its Annual Report on Form 10-K for year ended May 31, 2009 is due to the Company’s former auditor having its registration revoked by the PCAOB (Public Company Accounting Oversight Board). As a result, the Company’s financial statements for the 2008 fiscal year is being re-audited and the financial statements for the 2009 fiscal year is being audited by the Company’s new auditing firm, Robison, Hill & Co.

Steven Moskowitz, the Company’s Chief Financial Officer, stated, “We were surprised to see that the staff of the SEC decided to suspend trading in our shares yesterday.  We are cooperating fully with the SEC staff in connection with their investigation and are working diligently with our new auditors to finalize our Annual Report.  It is our intention to provide the SEC staff with all requested materials so that they can conclude their investigation as soon as possible.”

About SpongeTech® Delivery Systems, Inc.

SpongeTech® Delivery Systems is a company which designs, produces, and markets unique lines of reusable cleaning products for Car Care, Child Care, Home Care and Pet Care usages. These sponge-like products utilize SpongeTech®'s proprietary, patent (and patent-pending) technologies and other technologies involving hydrophilic (liquid absorbing) foam, polyurethane matrices or other ingredients. The Company's sponge-like products are pre-loaded with specially formulated ingredients such as soap, conditioner and/or wax that are released when the sponge is soaked and applied to a surface with minimal pressure. SpongeTech® is currently exploring additional applications for its technology in the health, beauty, and medical markets. SpongeTech® Delivery Systems, Inc. intends to globally brand its products as The Smarter Sponge™ .

Safe Harbor Statement

Under The Private Securities Litigation Reform Act of 1995: The statements in this press release that relate to the Company's expectations with regard to the future impact on the Company's results from new products in development are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The results anticipated by any or all of these forward-looking statements may not occur. Additional risks and uncertainties are set forth in the Company's Annual Report on Form 10-KSB for the fiscal year ended May 31, 2008 and the Company's Quarterly Report on Form 10-Q for the third fiscal quarter ended February 28, 2009. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events or changes in the Company's plans or expectations.

Contact:
SpongeTech® Delivery Systems, Inc.
Investor Relations
info@spongetech.com
1-877-776-6438